UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

GATX Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	1-2328	36-1124040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Adams Street

Chicago, Illinois 60606-5314

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 621-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of GATX Corporation (the “Company”) was held on April 27, 2012. At the Annual Meeting, the shareholders voted on the following four proposals and cast their votes as described below.

Proposal 1 – Election of Directors

The eight individuals named below were elected to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2013 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non-Votes
Anne L. Arvia	42,340,645	121,872	35,609	2,468,314
Ernst A. Häberli	42,346,598	114,647	36,881	2,468,314
Brian A. Kenney	40,987,925	1,482,679	27,522	2,468,314
Mark G. McGrath	41,350,800	1,113,915	33,411	2,468,314
James B. Ream	41,343,657	1,122,121	32,349	2,468,314
Robert J. Ritchie	42,341,181	124,911	32,034	2,468,314
David S. Sutherland	41,359,578	1,103,585	34,963	2,468,314
Casey J. Sylla	41,341,678	1,119,413	37,036	2,468,314

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, by the following vote:

For	Against	Abstain
43,739,364	1,177,607	49,470

Proposal 3 – Approval of the GATX Corporation 2012 Incentive Award Plan

The shareholders approved the GATX Corporation 2012 Incentive Award Plan by the following vote:

For	Against	Abstain	Broker Non-Vote
33,605,381	8,739,622	153,123	2,468,314

Proposal 4 – Advisory Resolution on Executive Compensation

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement dated March 16, 2012, including the Compensation Discussion and Analysis and the Executive Compensation Tables, together with the narrative discussion related thereto, by the following vote:

For	Against	Abstain	Broker Non-Vote
35,805,651	1,652,573	5,039,902	2,468,314

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX Corporation

Date: May 2, 2012	By:	/s/ Robert C. Lyons
Robert C. Lyons
Senior Vice President and Chief Financial Officer (Duly Authorized Officer)